SCHEDULE 14C INFORMATION
          INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


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                    STARTRONIX INTERNATIONAL, INC.

           (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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                        STARTRONIX INTERNATIONAL, INC.
                     7700 IRVINE CENTER DRIVE, SUITE 510
                           IRVINE, CALIFORNIA 92618

                            INFORMATION STATEMENT

                                 INTRODUCTION

        This information statement is being mailed or otherwise furnished to stockholders of StarTronix International, Inc., a Delaware corporation (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's Common and Preferred Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation to (i) increase the authorized capital stock to 110,000,000 shares from 60,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 100,000,000 shares from 50,000,000 shares, and (ii) effectuate a 20-for-1 reverse stock split of the presently issued and outstanding shares of common stock.

        The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for future needs.

        This information statement is being first sent to stockholders on or about April ___, 1999. The Company anticipates that the Amendment will become effective on or about April ___, 1999.

                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTE REQUIRED

        The vote which was required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's Voting Capital Stock. Each holder of Common Stock is entitled to one (1) vote for each share held. The holders of Series C Preferred Stock are not entitled to vote on any matters presented to the shareholders. Each holder of Series D Convertible Preferred Stock is entitled to ten (10) votes for each share held.

        The record date for purposes of determining the number of outstanding shares of Common Stock and Preferred Stock of the Company, and for determining stockholders entitled to vote, is the close of business on April 5, 1999 (the "Record Date"), the day on which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment. As of the Record Date, the Company had outstanding 38,988,785 shares of Common Stock, 65,000 shares of Series C Preferred Stock, and 9,000,001 shares of Series D Convertible Preferred Stock. Holders of the shares of all classes have no preemptive rights. All outstanding shares of all clases are fully paid and nonassessable. The transfer agent for the Common Stock and the Series C Preferred Stock is American Securities Transfer & Trust, Inc.

VOTE OBTAINED - SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

        Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Voting Capital Stock of the Company.

        Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.
 No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.


                     PROPOSAL TO INCREASE THE AUTHORIZED
                         CAPITAL STOCK OF THE COMPANY
                AND EFFECTUATE A 20-FOR-1 REVERSE STOCK SPLIT

GENERAL

        On April 5, 1999, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to (i) increase the authorized capital stock to 110,000,000 shares from 60,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 100,000,000 shares from 50,000,000 shares, and (ii) effectuate a 20-for-1 reverse stock split of the presently issued and outstanding shares of common stock. On April 6, 1999, the Proposal was approved by written consent of a holders of a majority of the Company's Voting Capital Stock, voting together as a single class.

INCREASE IN AUTHORIZED CAPITAL STOCK

        On April 5, 1999, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to
Article 4 of the Company's Certificate of Incorporation to increase the authorized capital stock from 60,000,000 shares to 110,000,000 shares by virtue of an increase in the authorized shares of common stock to 100,000,000 shares from 50,000,000 shares, and to effectuate a 20-for-1 reverse stock split of the presently issued and outstanding shares of common stock. The Board of Directors has fixed the close of business on April 5, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 38,988,785 shares of Common Stock held by 965 shareholders of record, 65,000 shares of Series C Preferred Stock held by two shareholders of record, and 9,000,001 shares of Series D Convertible Preferred Stock held by three shareholders of record.

        The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by (i) increasing the authorized common stock to 100,000,000 shares, and (ii) effectuating a 20-for-1 reverse stock split of the presently issued and outstanding common stock. Both of these steps are necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

CERTAIN MATTERS RELATED TO THE PROPOSAL

        The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 10 days after this Information Statement has been distributed to the Company's stockholders.


                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of April 5, 1999, by (a) each beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock, (b) the Chief Executive Officer and the other executive officers who earned more than $100,000 during the last fiscal year (c) each director of the Company and
(d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                               Amount and
                                                               Nature of
Title of                                                       Beneficial           Percent of
Class         Name and Address of Beneficial Owner             Ownership (1)        Class


Common Stock  Rana Investment Company (2)                                           6.6%
              Rana Star Investment Company Ltd.                2,600,000
              P.O. Box 60148
              Riyadh, Saudi Arabia 11545

Common Stock  Greg Gilbert                                                           - 0 -
              7700 Irvine Center Drive, Suite 510               - 0 -
              Irvine, California 92618

Common Stock  Gabriel Nassar                                                         - 0 -
              7700 Irvine Center Drive, Suite 510               - 0 -
              Irvine, California 92618

Common Stock  Gene Abbadessa                                                         - 0 -
              7700 Irvine Center Drive, Suite 510               - 0 -
              Irvine, California 92618

Common Stock  All Directors and Officers as a group (three     - 0 -                 - 0 -

Series C      Cygni S.A.                                       50,000                77.0%
Preferred     c/o Herb Summers & Schneider LLP
Stock         600 Old Country Road
              Garden City, NY 11530

Series C      Shalom Lebenthal                                 15,000                23.0%
Preferred     c/o Herb Summers & Schneider LLP
Stock         600 Old Country Road
              Garden City, NY 11530

Series D      Greg Gilbert (3)                               7,503,793               83.4%
Convertible   7700 Irvine Center Drive, Suite 510
Preferred     Irvine, CA 92618
Stock

Series D      Gabriel Nassar                                   748,104                8.3%
Convertible   7700 Irvine Center Drive, Suite 510
Preferred     Irvine, CA 92618
Stock

Series D      Gene Abbadessa                                   748,104                8.3%
Convertible   7700 Irvine Center Drive, Suite 510
Preferred     Irvine, CA 92618
Stock

Preferred    All Directors and Officers as a group (three
Stock        people)                                          9,000,001             100.0%

(1) Applicable percentage ownership is based on 38,988,785 shares of Common Stock outstanding as of April 5, 1999, 65,000 shares of Series C Preferred Stock outstanding as of April 5, 1999, and 9,000,001 shares of Series D Convertible Preferred Stock outstanding as of April 5, 1999.

(2) According to a Schedule 13D dated December 31, 1996 filed with the SEC by Rana Investment Company.

(3) Includes 7,503,793 shares held by the Gilfam Trust as to which Mr. Gilbert claims voting and investment control.



                        BY ORDER OF THE BOARD OF DIRECTORS


                        /s/   Greg Gilbert
                        Greg Gilbert
                        President
April ___, 1999
Irvine, California